Interactive Intelligence Reports 2015 Third Quarter Financial Results

•	Total revenues of $97.4 million

•	Recurring revenue up 23%, driven by 77% year-over-year jump in cloud subscriptions

•	Total deferred revenues of $121.2 million, up 13% year-over-year, 9% from the 2015 second quarter

INDIANAPOLIS, November 2, 2015 -- Interactive Intelligence Group Inc. (Nasdaq: ININ), a global provider of software and cloud services for customer engagement, unified communications and collaboration, announced financial results for its third quarter and first nine months ended September 30, 2015.

“The third quarter showed that we are continuing to execute on our strategy to become the leading vendor in the customer engagement market,” said Dr. Donald Brown, Interactive Intelligence founder and CEO. “Increasing cloud subscriptions is an essential part of this strategy, and the impressive jump we saw in the quarter reflected an almost 40% year-over-year increase in the number of new cloud customers as well as robust add-on sales. This growth was further driven by our improved cloud implementation processes, which accelerate the time-to-value for customers and the start of our revenue recognition.

“Also core to our strategy is having unrivaled customer engagement technology,” Brown continued. “We were the only vendor named a leader by Gartner in both its 2015 Contact Center as a Service, North America1 and Contact Center Infrastructure, Worldwide2 Magic Quadrants. We believe that organizations will increasingly recognize the importance of having genuine implementation options as they develop systems to interact with their customers. Being the vendor most capable of providing these options significantly strengthens our current and long-term competitive position.”

Third Quarter 2015 Financial Highlights:

•
Revenues: Total revenues were $97.4 million, an increase of 9% from $89.5 million in the third quarter of 2014. Recurring revenues, which include cloud subscriptions and support fees from on-premises licenses, increased 23% to $59.2 million and accounted for 61% of total revenues. Revenues from cloud subscriptions grew 77% to $25.9 million from the same quarter last year. License and hardware revenues were $22.7 million and services revenues $15.5 million, compared to $27.8 million and $13.6 million, respectively in the 2014 third quarter.

•
Operating Loss: GAAP operating loss was $6.2 million, compared to a loss of $3.5 million in the third quarter of 2014. Non-GAAP* operating loss was $815,000, compared to non-GAAP operating income of $541,000 in the same quarter last year.

•
Net Loss: GAAP net loss was $9.8 million, or $0.45 per diluted share based on 21.7 million weighted average diluted shares outstanding, compared to GAAP net loss of $2.1 million, or $0.10 per diluted share based on 20.9 million weighted average diluted shares outstanding in the same quarter of 2014. Non-GAAP net loss was $951,000, or $0.04 per diluted share, compared to non-GAAP net income of $256,000, or $0.01 per diluted share in the same quarter last year.

•
Balance sheet: Cash and cash equivalents and investments were $179.7 million as of September 30, 2015, compared to $184.9 million at the end of the 2015 second quarter and $61.7 million as of December 31, 2014. Total deferred revenues were $121.2 million as of September 30, 2015, up 9% from $111.5 million at the end of the 2015 second quarter and up 9% from $110.7 million as of December 31, 2014.

•
Cash Flows: The company used $1.6 million of cash from operating activities during the third quarter of 2015, compared to its use of $6.9 million in the 2014 third quarter. Capital expenditures totaled $3.8 million, primarily for data center infrastructure expansions.

*
A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included with this press release. An explanation of these measures is also included below under the heading “Non-GAAP Measures.”

The company will host a conference call today at 4:30 p.m. Eastern time (EST) featuring Dr. Brown and the company's CFO, Ashley Vukovits. A live Q&A session will follow opening remarks.

To access the teleconference, dial 1 877.324.1969 at least five minutes prior to the start of the call. Ask for the teleconference by the following name: “Interactive Intelligence third quarter earnings call.” The teleconference will also be broadcast live on the company's investor relations' page at http://investors.inin.com. An archive of the teleconference will be posted following the call.

1 Gartner, “Magic Quadrant for Contact Center as a Service, North America,” Drew Kraus, Steve Blood, Daniel O’Connell, Oct. 15, 2015.
2 Gartner, “Magic Quadrant for Contact Center Infrastructure, Worldwide,” Drew Kraus, Steve Blood, Sorell Slaymaker, May 18, 2015.
Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner's research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

About Interactive Intelligence

Interactive Intelligence Group Inc. (Nasdaq: ININ) provides software and cloud services for customer engagement, unified communications and collaboration to help businesses worldwide improve service, increase productivity and reduce costs. Backed by a 21-year history of industry firsts, 100-plus patent applications, and more than 6,000 global customer deployments, Interactive offers customers fast return on investment, along with robust reliability and security. The company gives even the largest organizations an alternative to unproven solutions from start-ups and inflexible solutions from legacy vendors. Interactive has been among Software Magazine’s Top 500 Global Software and Services Suppliers for 14 consecutive years, has received Frost & Sullivan’s Company of the Year Award for five consecutive years, and is one of Mashable’s 2014 Seven Best Tech Companies to Work For. The company is headquartered in Indianapolis, Indiana and has more than 2,000 employees worldwide. For more information, visit www.inin.com.

Non-GAAP Measures

The non-GAAP measures shown in this release include revenue which was not recognized on a GAAP basis due to purchase accounting adjustments, exclude non-cash stock-based compensation expense, certain acquisition-related expenses, the amortization of certain intangible assets related to acquisitions by the company and the amortization of debt discounts and issuance costs and adjust for non-GAAP income tax expense. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included with the financial information included in this press release. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. Stock-based compensation expense, amortization of intangibles related to acquisitions, and amortization of debt discounts and issuance costs are non-cash, and non-GAAP income tax expense is pro forma based on non-GAAP earnings. Management believes that the presentation of non-GAAP results, when shown in conjunction with corresponding GAAP measures, provides useful information to management and investors regarding financial and business trends related to the company's results of operations. Further, our management believes that these non-GAAP measures improve management's and investors' ability to compare the company's financial performance with other companies in the technology industry. Because stock-based compensation expense, certain acquisition-related expenses, amortization of intangibles related to acquisitions and amortization of debt discounts and issuance costs amounts can vary significantly between companies, it is useful to compare results excluding these amounts. Our management also reviews financial statements that exclude stock-based compensation expense, certain acquisition-related expenses, amortization of intangibles amounts related to acquisitions, amortization of debt discounts and issuance costs, and pro forma income tax expense for its internal budgets.

Forward Looking Statements

This release may contain certain forward-looking statements that involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: rapid technological changes and competitive pressures in the industry; worldwide economic conditions and their impact on customer purchasing decisions; the company's ability: to maintain profitability; to manage successfully its growth; to manage successfully its increasingly complex third-party relationships resulting from the software and hardware components being licensed or sold with its solutions; to maintain successful relationships with certain suppliers which may be impacted by the competition in the technology industry; to maintain successful relationships with its current and any new partners; to maintain and improve its current products; to develop new products; to protect its proprietary rights and sensitive customer information adequately; to improve the company’s brand and name recognition; to successfully integrate acquired businesses; and other factors described in the company's SEC filings, including the company's latest annual report on Form 10-K.

Interactive Intelligence is the owner of the marks INTERACTIVE INTELLIGENCE, its associated LOGO and numerous other marks. All other trademarks mentioned in this document are the property of their respective owners.

ININ-G

Contacts:

Seth Potter
Investor Relations
ICR, Inc.
+1 646.277.1230
seth.potter@icrinc.com

Christine Holley, Senior Director of Market Communications
Interactive Intelligence
+1 317.715.8220
christine.holley@inin.com

###

Interactive Intelligence Group, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenues:
Recurring	$59,228	$48,095	$167,286	$136,121
License and hardware	22,668	27,764	71,299	72,158
Services	15,473	13,603	44,590	40,461
Total revenues	97,369	89,462	283,175	248,740
Costs of revenues (1)(2):
Costs of recurring	21,626	16,816	59,623	46,196
Costs of license and hardware	5,777	7,109	18,858	20,632
Costs of services	11,318	11,550	34,083	33,365
Total costs of revenues	38,721	35,475	112,564	100,193
Gross profit	58,648	53,987	170,611	148,547
Operating expenses (1)(2):
Sales and marketing	32,400	30,651	97,384	89,559
Research and development	20,536	15,528	51,067	45,233
General and administrative	11,894	11,272	36,874	33,544
Total operating expenses	64,830	57,451	185,325	168,336
Operating loss	(6,182)	(3,464)	(14,714)	(19,789)
Other (expense) income:
Interest (expense) income, net	(1,963)	274	(2,405)	831
Other expense	(424)	(279)	(983)	(665)
Total other (expense) income	(2,387)	(5)	(3,388)	166
Loss before income taxes	(8,569)	(3,469)	(18,102)	(19,623)
Income tax (expense) benefit	(1,183)	1,326	(193)	8,119
Net loss	$(9,752)	$(2,143)	$(18,295)	$(11,504)
Net loss per share:
Basic	$(0.45)	$(0.10)	$(0.85)	$(0.55)
Diluted	(0.45)	(0.10)	(0.85)	(0.55)
Shares used to compute net loss per share:
Basic	21,664	20,904	21,568	20,851
Diluted	21,664	20,904	21,568	20,851
(1) Amounts include amortization of purchased intangibles from business combinations, as follows:
Costs of license and hardware	$178	$177	$532	$363
General and administrative	439	472	1,330	1,420
Total intangible amortization expense	$617	$649	$1,862	$1,783
(2) Amounts include stock-based compensation expense, as follows:
Costs of recurring revenues	$484	$385	$1,470	$1,059
Costs of services revenues	183	117	476	338
Sales and marketing	1,199	1,248	2,914	3,381
Research and development	1,663	741	3,445	3,047
General and administrative	1,218	851	3,311	2,453
Total stock-based compensation expense	$4,747	$3,342	$11,616	$10,278

Interactive Intelligence Group, Inc.
Reconciliation of Supplemental Financial Information
(in thousands, except per share amounts)
(unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
GAAP recurring revenue gross profit, as reported	$37,602	$31,279	$107,663	$89,925
Purchase accounting adjustments	2	4	8	14
Non-cash stock-based compensation expense	484	385	1,470	1,059
Non-GAAP recurring revenue gross profit	$38,088	$31,668	$109,141	$90,998
Non-GAAP recurring revenue gross margin	64.3%	65.8%	65.2%	66.8%

GAAP license and hardware revenue gross profit, as reported	$16,891	$20,655	$52,441	$51,526
Acquired technology	178	177	532	363
Non-GAAP license and hardware revenue gross profit	$17,069	$20,832	$52,973	$51,889
Non-GAAP license and hardware revenue gross margin	75.3%	75.0%	74.3%	71.9%

GAAP services revenue gross profit, as reported	$4,155	$2,053	$10,507	$7,096
Non-cash stock-based compensation expense	183	117	476	338
Non-GAAP services revenue gross profit	$4,338	$2,170	$10,983	$7,434
Non-GAAP services revenue gross margin	28.0%	16.0%	24.6%	18.4%

GAAP gross profit, as reported	$58,648	$53,987	$170,611	$148,547
Purchase accounting adjustments	2	4	8	14
Acquired technology	178	177	532	363
Non-cash stock-based compensation expense	667	502	1,946	1,397
Non-GAAP gross profit	$59,495	$54,670	$173,097	$150,321
Non-GAAP gross margin	61.1%	61.1%	61.1%	60.4%

GAAP operating loss, as reported	$(6,182)	$(3,464)	$(14,714)	$(19,789)
Purchase accounting adjustments	620	663	1,871	2,407
Non-cash stock-based compensation expense	4,747	3,342	11,616	10,278
Non-GAAP operating (loss) income	$(815)	$541	$(1,227)	$(7,104)
Non-GAAP operating margin	(0.8)%	0.6%	(0.4)%	(2.9)%

GAAP net loss, as reported	$(9,752)	$(2,143)	$(18,295)	$(11,504)
Purchase accounting adjustments	620	663	1,871	2,407
Non-cash stock-based compensation expense	4,747	3,342	11,616	10,278
Amortization of debt discount and issuance costs	1,535	—	2,047	—
Non-GAAP income tax expense adjustment	1,899	(1,606)	1,254	(5,016)
Non-GAAP net (loss) income	$(951)	$256	$(1,507)	$(3,835)

GAAP diluted loss per share, as reported	$(0.45)	$(0.10)	$(0.85)	$(0.55)
Purchase accounting adjustments	0.03	0.03	0.09	0.12
Non-cash stock-based compensation expense	0.22	0.16	0.54	0.49
Amortization of debt discount and issuance costs	0.07	—	0.09	—
Non-GAAP income tax expense adjustment	0.09	(0.08)	0.06	(0.24)
Non-GAAP diluted (loss) income per share	$(0.04)	$0.01	$(0.07)	$(0.18)

Interactive Intelligence Group, Inc.
Reconciliation of Net Loss to Adjusted EBITDA
(in thousands)
(unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Reconciliation of Net Loss to Adjusted EBITDA
Net loss	$(9,752)	$(2,143)	$(18,295)	$(11,504)
Depreciation	4,359	4,201	12,586	11,376
Amortization	2,860	649	5,664	1,783
Interest expense (income), net	1,963	(274)	2,405	(831)
Income tax expense (benefit)	1,183	(1,326)	193	(8,119)
Stock-based compensation expense	4,747	3,342	11,616	10,278
Acquisition-related expenses	—	10	1	610
Other expense	424	279	983	665
Adjusted EBITDA	$5,784	$4,738	$15,153	$4,258

Interactive Intelligence Group, Inc.
Comprehensive Loss
(in thousands)
(unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Net loss	$(9,752)	$(2,143)	$(18,295)	$(11,504)
Other comprehensive loss:
Foreign currency translation adjustment	(2,215)	(2,641)	(5,024)	(1,985)
Net unrealized investment gain (loss) - net of tax	53	(95)	103	(121)
Comprehensive loss	$(11,914)	$(4,879)	$(23,216)	$(13,610)

Interactive Intelligence Group, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
	September 30,	December 31,
	2015	2014
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$93,044	$36,168
Short-term investments	53,519	20,041
Accounts receivable, net	92,458	87,413
Prepaid expenses	33,109	29,417
Other current assets	14,785	14,655
Total current assets	286,915	187,694
Long-term investments	33,147	5,495
Property and equipment, net	46,002	44,785
Capitalized software, net	44,411	33,598
Goodwill	41,668	43,732
Intangible assets, net	14,925	16,517
Other assets, net	6,080	6,902
Total assets	$473,148	$338,723
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$11,106	$10,236
Accrued liabilities	14,393	18,299
Accrued compensation and related expenses	19,499	19,211
Deferred license and hardware revenues	10,474	5,945
Deferred recurring revenues	81,928	76,647
Deferred services revenues	11,423	9,925
Total current liabilities	148,823	140,263
Convertible notes	116,466	—
Long-term deferred revenues	17,358	18,158
Deferred tax liabilities, net	2,405	2,437
Other long-term liabilities	6,960	7,135
Total liabilities	292,012	167,993
Shareholders' equity:
Common stock	217	213
Additional paid-in-capital	230,309	196,691
Accumulated other comprehensive loss	(10,482)	(5,561)
Accumulated deficit	(38,908)	(20,613)
Total shareholders' equity	181,136	170,730
Total liabilities and shareholders' equity	$473,148	$338,723

Interactive Intelligence Group, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Nine Months Ended
	September 30,
	2015	2014
	(unaudited)
Operating activities:
Net loss	$(18,295)	$(11,504)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	12,586	11,376
Amortization	5,664	1,783
Other non-cash items	(3,053)	(520)
Stock-based compensation expense	11,616	10,278
Deferred income taxes	(32)	(7,906)
Amortization (accretion) of investment premium (discount)	(866)	193
Loss on disposal of fixed assets	48	40
Amortization of debt issuance costs	229	—
Amortization of debt discount	1,819	—
Changes in operating assets and liabilities:
Accounts receivable	(5,045)	9,480
Prepaid expenses	(3,681)	(6,663)
Other current assets	(130)	(5,004)
Accounts payable	870	570
Accrued liabilities	(568)	487
Accrued compensation and related expenses	288	927
Deferred licenses and hardware revenues	4,704	(3,957)
Deferred recurring revenues	5,150	1,431
Deferred services revenues	654	(5,963)
Other assets and liabilities	647	1,887
Net cash provided by (used in) operating activities	12,605	(3,065)
Investing activities:
Sales of available-for-sale investments	22,159	35,350
Purchases of available-for-sale investments	(82,321)	(32,967)
Purchases of property and equipment	(14,470)	(17,072)
Capitalized software	(13,849)	(13,320)
Acquisitions, net of cash acquired	—	(9,173)
Unrealized loss (gain) on investment	1	(35)
Net cash used in investing activities	(88,480)	(37,217)
Financing activities:
Proceeds from issuance of convertible debt	150,000	—
Payment for debt issuance costs	(4,674)	—
Payment for capped call premiums	(12,750)	—
Principal payments on capital lease obligations	(33)	—
Proceeds from stock options exercised	2,469	6,454
Proceeds from issuance of common stock	1,215	914
Tax withholding on restricted stock awards	(3,476)	(2,704)
Net cash provided by financing activities	132,751	4,664
Net increase (decrease) in cash and cash equivalents	56,876	(35,618)
Cash and cash equivalents, beginning of period	36,168	65,881
Cash and cash equivalents, end of period	$93,044	$30,263
Cash paid during the period for:
Interest	$59	$—
Income taxes	897	2,389
Other non-cash item:
Purchases of property and equipment payable at end of period	187	2,944